Exhibit 99.1

ULTA BEAUTY PROVIDES COVID‑19‑RELATED BUSINESS UPDATE

Bolingbrook, IL – May 7, 2020 – Ulta Beauty, Inc. (NASDAQ: ULTA) today shared further updates to its operations regarding plans to reopen select stores,  its new Curbside Pickup service, and increased safety measures and processes.

“Throughout the last few months, we have navigated the fluid dynamics of COVID‑19 with the safety of our guests and associates at the heart of every decision we have made. That commitment to safety has guided our thoughtful, phased approach to reopening,” said Mary Dillon, chief executive officer. “In the last few weeks, we have introduced curbside pickup in more than 700 locations and this Monday, we will reopen approximately 180 stores in select states.  Our focus has been on how to reopen safely – not just when – throughout our preparation and planning to ensure we are confident to welcome guests and associates back to Ulta Beauty.”

Select stores reopening in this first phase are located throughout Arkansas, Nebraska, Oklahoma, South Dakota, Tennessee, Texas, and Utah. A number of these reopened locations will offer hair services with heightened safety protocols as well.

To create safer shopping environments in store, Ulta Beauty worked with government and health guidance to inform safety policies and the Retail Industry Leaders Association (RILA) to collaborate across the industry and share best practices that inform how guests will experience shopping. These best practices, our Shop Safe Standards,  include but are not limited to the following:

•	Face Coverings: All associates will wear face coverings in-store; the Company asks all guests do the same while shopping.
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Social Distancing: To limit contact without forgoing the unique Ulta Beauty experience, guests will find visual cues, such as signage or floor decals,  to ensure six feet of separation are maintained. Additional measures include limited occupancy,  safely-spaced registers with protective barriers, and options for contactless payment.

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Salon Service Safety: By appointment only, hair services will be available in select stores. Safety measures for salon services include required face coverings for guests and associates, gloves for associates, increased laundering of capes and aprons, staggered stations to support social distancing, and added sanitization processes.

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Testers: Product testers are not available for use in store. Open product is now for display only and guests will find signage throughout stores reinforcing the new policy. Products remain on display to showcase colors offered only and hand sanitizer continues to be readily available throughout the store.

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In-Store Cleanliness:  Ulta Beauty has committed to elevating its already strong practices in-store with increased protocols for regular cleaning and disinfecting public spaces throughout the day. For guests, additional hand sanitizer stations are installed throughout stores to reinforce best practices.

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Associate Wellness: As the heart of the Ulta Beauty in-store experience, the Company recognizes its responsibility to protect associates.  They will participate in mandatory wellness checks before the start of shifts, have physically rearranged breakrooms, and will learn and execute safety training on new policies.

As a special thank you to those caring so diligently for the country right now, all healthcare workers will be able to make appointments for half-price haircut and style in the first month their local Ulta Beauty store is open.

Ulta Beauty continues to offer guests options to shop safely.  In addition to ulta.com and the Ulta Beauty app, guests can shop via the recently introduced curbside pickup service, offering convenience and ease of shopping for beauty essentials. The limited-contact offering will continue to become available at stores across the country, in both reopened and temporarily closed stores.

“We know we cannot do this alone and this journey continues to shed light on new learnings and concerted efforts to keep moving forward safely in collaboration with government and health officials as well as other retail industry leaders,” continued Dillon. “It is our responsibility to create store environments that are safe for our guests to enjoy the shopping experience and for our associates to work confidently. We look forward, with cautious optimism, to welcoming all back to Ulta Beauty.”

About Ulta Beauty

At Ulta Beauty (NASDAQ: ULTA), the possibilities are beautiful. Ulta Beauty is the largest U.S. beauty retailer and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products and salon services.  In 1990, the Company reinvented the beauty retail experience by offering a new way to shop for beauty – bringing together all things beauty, all in one place. Today, Ulta Beauty has grown to become the top national retailer offering the complete beauty experience.

Ulta Beauty brings possibilities to life through the power of beauty each and every day in our stores and online with more than 25,000 products from approximately 500 well-established and emerging beauty brands across all categories and price points, including Ulta Beauty’s own private label. Ulta Beauty also offers a full-service salon in every store featuring hair, skin, brow, and make-up services.

Ulta Beauty is recognized for its commitment to personalized service, fun and inviting stores and our industry-leading Ultamate Rewards loyalty program. As of February 1, 2020, Ulta Beauty operated 1,254 retail stores across 50 states and also distributes its products through its website, which includes a collection of tips, tutorials, and social content. For more information, visit www.ulta.com.

Forward‑Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the company’s  current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the company’s  historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the company or any other person that the future plans, estimates, targets, strategies or expectations contemplated by the company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

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The uncertain negative impacts the coronavirus (COVID‑19) has had, and will continue to have, on the company’s business, financial condition, profitability, cash flows and supply chain, as well as consumer spending;

•	epidemics, pandemics like COVID‑19 or natural disasters that have and could continue to negatively impact the company’s sales;
•	changes in the overall level of consumer spending and volatility in the economy, including as a result of the COVID‑19 pandemic;
•	the company’s ability to sustain its growth plans and successfully implement our long-range strategic and financial plan;
•	the company’s ability to gauge beauty trends and react to changing consumer preferences in a timely manner;
•	the possibility that the company may be unable to compete effectively in its highly competitive markets;
•	the company’s ability to execute its Efficiencies for Growth cost optimization program;

•	the possibility that cybersecurity breaches and other disruptions could compromise the company’s information or result in the unauthorized disclosure of confidential information;
•	the possibility of material disruptions to the company’s information systems;
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the possibility that the capacity of the company’s  distribution and order fulfillment infrastructure and the performance of its newly opened and to be opened distribution centers may not be adequate to support its recent growth and expected future growth plans;

•	changes in the wholesale cost of the company’s products;
•	the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues;
•	the company’s ability to attract and retain key executive personnel;
•	the company’s ability to successfully execute its common stock repurchase program or implement future common stock repurchase programs; and
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other risk factors detailed in the company’s  public filings with the Securities and Exchange Commission (the SEC), including risk factors contained in its Annual Report on Form 10‑K for the year ended February 1, 2020, as such may be amended or supplemented in its subsequently filed Quarterly Reports on Form 10‑Q.

The company’s  filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Kiley Rawlins, CFA

Vice President, Investor Relations

krawlins@ulta.com

(331) 757‑2206

Patrick Flaherty

Senior Manager, Investor Relations

pflaherty@ulta.com

(331) 253‑3521

Media Contact:

Eileen Ziesemer

Vice President, Public Relations

eziesemer@ulta.com

(708)  305‑4479